Exhibit 10.7

PLAYBUTTON

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement”) by and between Playbutton LLC ("Company') and Paste LLC ("Consultant') is effective as of December 20, 2012 (the "Effective Date")

RECITALS

WHEREAS the parties desire for the Company to engage Consultant to perform the services described herein and for Consultant to provide such services on the terms and conditions described herein, and

WHEREAS, the parties desire to use Consultant's skill and expertise pursuant to this Agreement as an independent contractor; and

NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto, intending to be 1egally bound, agree as follows:

1.      Engagement of Services. Consultant agrees to provide consulting services ("Services") described on Exhibit A hereto; Consultant agrees to use the highest degree of professionalism and utilize its expertise in performing the Services.

2.      Compensation. In consideration for the services rendered pursuant to this Agreement, Company will pay Consultant a consulting fee as set forth on Exhibit A. Consultant agrees that as an independent contractor it is solely responsible for all expenses (and profits/losses) Consultant incurs in connection with the performance of services. Invoices will be submitted to the Company on a monthly basis and shall be payable within fifteen (15) days after submission

3.      Independent Contractor Relationship. Consultant's relation to Company under this Agreement is that of an independent contractor Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Company and Consultant. Consultant will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Company, that is inconsistent with Consultant being an independent contractor (and not an employee) of Company

4.      Consultant's Responsibilities. As an independent contractor, the mode, manner, method and means used by Consultant in the performance of services shall be of Consultant's selection and under the sole control and direction of Consultant. Consultant shall be responsible for all risks incurred in the operation of Consultant's business and shall enjoy all the benefits thereof. Any persons employed by or subcontracting with Consultant to perform any part of Consultant's obligations hereunder shall be under the sole control and direction of Consultant and Consultant shall be solely responsible for all liabilities and expenses thereof.

5.      Non-Exclusivity. The Company reserves the right to engage other consultants to perform services, without giving Consultant a right of first refusal or any other exclusive rights. Consultant reserves the right to perform services for other persons, provided that the performance of such services do not conflict or interfere with services provided pursuant to or obligations under this Agreement

6.      No Conflict of Interest. Consultant warrants that there is no other contract or duty on its pail that prevents or impedes Consultant's performance under this Agreement. Consultant agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party

7. Term and Termination.

7.1     Term and termination. The term of this Agreement and the "Consulting Period" shall continue from the Effective Date set forth above until terminated as provided in this Agreement. The Company may terminate this Agreement immediately if the Consultant materially breaches the Agreement and such breach remains uncured after 30 days of having been notified in writing by the Company about such breach.

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7.2     Effect of Termination; Survival. In the event the Company terminates this Agreement, or if Consultant terminates this Agreement, Consultant will not receive any additional consulting fees or other compensation as of the date of termination.

8.      Indemnification. Consultant shall indemnify and hold harmless the Company and its officers, directors, agents, owners, and employees, for any claims brought or liabilities imposed against the Company by Consultant or any of his/her employees or by any other party (including private parties, governmental bodies and courts), including claims related to worker's compensation, wage and hour laws, employment taxes, and benefits, and whether relating to Consultant's status as an independent contractor, the status of his/her personnel, or any other matters involving the acts or omissions of Consultant and his/her personnel. Indemnification shall be for any and all losses and damages, including costs and attorneys' fees

9.      Taxes. Consultant is solely responsible for filing all tax returns and submitting all payments as required by any federal, state, local, or foreign tax authority arising from the payment of fees to Consultant under this Agreement, and agrees to do so in a timely manner.

10.      Successors and Assigns. Consultant may not subcontract or otherwise delegate its obligations under this Agreement without Company's prior written consent. Company may assign this Agreement. Subject to the foregoing, this Agreement will be for the benefit of Company's successors and assigns, and will be binding on Consultant's subcontractors or delegates.

11.      Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by overnight courier upon written verification of receipt, or (ii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission. Notice shall be sent to the addresses set forth below.

12.      Governing Law; Waiver. This Agreement shall be governed in all respects by the laws of the State of New York, as such laws are applied to agreements entered into and to be performed entirely within New York between New York residents. Any suit involving this Agreement shall be brought in a court sitting in New York City. The parties agree that venue shall be proper in such courts, and that such courts will have personal jurisdiction over them The waiver by Company of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

13.      Injunctive Relief for Breach. Consultant's obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate and attorney's fees).

14.      Entire Agreement; Severability. This Agreement, including Exhibit A, constitutes the entire understanding of the parties relating to the subject matter and supersedes any previous oral or written communications, representations, understanding. or agreement between the parties concerning such subject matter. This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by Consultant and the Company. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

“COMPANY”	“CONSULTANT”

PLAYBUTTON LLC	PARTE LLC

By: /s/ Adam Tichaeur	By: /s/ Nicholas Yangerfield
Name (print): Adam Tichauer	Name (print): Nicholas Yangerfield
Title: CEO	Address: 295 East 8th Street
Telephone: 347-2537-2342	Tel: 646 288 4299
Fax:

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EXHIBIT A

Description of Services:

•	Advice on strategy, positioning and promotion of the playbutton device and brand

•	Advice on continuation and maintenance of intellectual property of the Company.

•	Advice in the development of new devices and platforms to develop the business of the Company

Rate of Compensation for Services performed.

•	An initial payment of $36,000.

•	$4,000 / month starting January 1st 2013 will be paying bimonthly with the rest of the employees salaries as 1099